Exhibit 99.1

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

ITEM 12.           Security Ownership of Certain Beneficial Owners

As of December 31, 2004, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL HOLDERS	AMOUNT OF BENEFICIAL OWNERSHIP (ORIGINAL PRINCIPAL)	% CLASS

Class A-3	Citibank, N.A. 3800 Citibank Center Tampa, FL 33610	$23,060,000	5%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$159,387,801	40%

	Northern Trust Company 801 S. Canal Street, 30th Floor Chicago, IL 60607	$19,980,000	5%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$124,790,154	31%

Class B*	Northern Trust Company 801 S. Canal Street, 30th Floor Chicago, IL 60607	$4,920,000	6%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$37,080,000	47%

	Lehman Brothers, Inc. 70 Hudson Street Jersey City, NJ 07032	$20,327,000	25%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$10,000,000	12%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$6,000,000	7%

Class C*	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$39,036,000	54%

	Citibank, N.A. 3800 Citibank Center Tampa, FL 33610	$7,200,000	10%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$17,125,000	23%

	Northern Trust Company 801 S. Canal Street, 30th Floor Chicago, IL 60607	$28,000,000	38%

	Mellon Trust 525 William Penn Place, Suite 3418 Pittsburgh, PA 15259	$5,000,000	6%

Class D*	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, Texas 75254	$11,925,000	16%

	UBS Securities 299 Park Avenue New York, New York 10171	$43,675,000	60%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$4,825,000	7%

	Bank of New York One Wall Street New York, NY 10286	$3,640,000	5%

Class E*	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$13,457,000	68%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$6,000,000	30%

Class F	UBS Securities 299 Park Avenue New York, New York 10171	$13,750,000	7%

	Bear Stearns One Metrotech Center North, 4th Fl. Brooklyn, NY 11201-3862	$13,050,000	18%

	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$26,000,000	36%

	Wells Fargo Bank 733 Marquette Ave. Minneapolis, MN 55479	$10,800,000	15%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$8,200,000	11%

Class G	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$13,054,813	100%

Class H	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$26,106,964	100%

Class IO*	Bank of New York One Wall Street New York, NY 10286	$120,000,000	9%

	Bear Stearns One Metrotech Center North, 4th Fl. Brooklyn, NY 11201-3862	$104,000,000	7%

	Citibank, N.A. 3800 Citibank Center B3-15 Tampa, Florida 33610	$266,000,000	20%

	JP Morgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$165,000,000	12%

	Salmon Smith Barney Inc./Salmon Brothers 333 w. 34th Street 3rd Floor New York, NY 10001	$330,755,224	25%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$76,401,000	5%

	Wachovia Securities, Inc. 8739 Research Drive Charlotte, NC 28262	$203,030,000	15%

Class J	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$13,054,483	100%

Class K	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$26,208,964	100%

*As of December 31, 2004, the security ownership of the referenced class of certificates was registered on the books and records of the Trustee to “Cede & Co.”, the Depository Trust Company’s nominee.  The beneficial ownership of such class disclosed herein is based on a security positions listing of The Depository Trust Company as of December 31, 2004.